Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in HNI Corporation's Annual Report on
Form 10-K for the year ended December 29, 2012.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 15, 2013

            PricewaterhouseCoopers LLP, One North Wacker Drive, Chicago, IL 60606
            T: (312) 298-2000 F: (312) 298-2001, www.pwc.com/us